Exhibit No. EX-99.23(h)(3)(a)

                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                       GARTMORE VARIABLE INSURANCE TRUST
                                       and
                     GARTMORE GLOBAL ASSET MANAGEMENT TRUST

                         AMENDED, effective May 1, 2006



NAME OF FUND                                        EXPENSE LIMITATION FOR FUND*
------------                                        ----------------------------
Gartmore GVIT Developing Markets Fund                 Class I           1.40%
                                                      Class II          1.40%

Gartmore GVIT Emerging Markets Fund                   Class I           1.40%
                                                      Class II          1.40%
                                                      Class III         1.40%
                                                      Class VI          1.40%

Gartmore GVIT International Growth Fund               Class I           1.25%
                                                      Class II          1.25%
                                                      Class III         1.25%



------------
* Effective until at least May 1, 2007. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.